UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2017

Cognex Corporation
(Exact name of registrant as specified in charter)
Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (508) 650-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

⃞

Item 2.02         Results of Operations and Financial Condition

On October 30, 2017, Cognex Corporation (the “Company”) issued a news release to report its financial results for the quarter ended October 1, 2017. The release is furnished as Exhibit 99.1 hereto. The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01         Other Events

On October 30, 2017, the Company announced that its Board of Directors increased its quarterly cash dividend to$0.09 per share. In addition, the Board approved a two-for-one split of the Company's common stock, payable in the form of a stock dividend. All shareholders of record on November 17, 2017, will receive the quarterly cash dividend on a pre-split basis and one additional share of common stock for each share they own. The quarterly cash dividend and the stock dividend are payable on December 1, 2017.

The NASDAQ Stock Market is expected to begin reporting the adjusted number of shares outstanding and the split- adjusted per-share stock price on December 4, 2017.

Item 9.01         Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	News release, dated October 30, 2017, by Cognex Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated:	October 30, 2017	By: /s/ John J. Curran
John J. Curran
Senior Vice President of Finance
and Chief Financial Officer